Filed Under Rule 424(b)(3)                             SEC File Number 333-94083


                   Prospectus Supplement Dated April 17, 2000
                                       to
                        Prospectus Dated January 28, 2000

                                 dreamlife, inc.

         The table set forth in the section of the Prospectus entitled "selling stockholders" is hereby supplemented to reflect the transfers, as a partnership distribution, of shares of common stock from FG-CYL to certain of its partners. As a result of such distribution, the following persons became beneficial owners of common stock of dreamlife, inc.:



                                                  Securities Owned Prior to Offering                  Securities After Offering
                                         -------------------------------------------------------   ---------------------------------
                                                              Shares of                               Number of
                                          Shares of          Common Stock        Percent of           Shares of        Percent of
Name of Selling Stockholder              Common Stock       Offered Hereby      Common Stock        Common Stock      Common Stock
----------------------------------       ------------       --------------      ------------        ------------      ------------
Edwin P. Carlson                            1832                1832                  *                   0                 *
T. Barnes Donnelley                         5499                5499                  *                   0                 *
Edward G. Sim                               1832                1832                  *                   0                 *
Andrew Weissman                             1832                1832                  *                   0                 *

-------------------
*  Less than one percent

         The information provided in the table above with respect to the new selling stockholders has been obtained from FG-CYL.